Exhibit 23.1










                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------




We consent to the reference to our firm under the caption "Experts" in amendment No. 1 in the registration statement Form F-3 (No. 333-112136) and related prospectus of LanOptics Ltd. for the registration of 937,500 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 11, 2003, with respect to the consolidated financial statements of LanOptics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.






                                            /s/ Kost, Forer, Gabbay & Kasierer
                                            KOST, FORER, GABBAY & KASIERER
Tel Aviv Israel                                (formerly Kost, Forer & Gabbay)
Febraury 12, 2004                               A Member of Ernst & Young Global